IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

HIGHLIGHTS

•	Record box office of $343 million in Q2 2015 results in over a half a billion of IMAX global box office generated in the first half of the year

•	Stellar global per screen average of $415 thousand in Q2 2015, driven by a 41% increase in domestic and 33% increase in international per screen averages compared to Q2 2014

•	Company increases annual installation guidance to 120 new theatres after another above target quarter of 35 new commercial installations in Q2 2015

•	$107.2 million of revenues in Q2, IMAX’s highest revenue generating quarter ever, was up 35% from same period last year, driving adjusted EPS of $0.40, 60% growth over Q2 2014

NEW YORK, NY – July 23, 2015 – IMAX Corporation (NYSE:IMAX) today reported second quarter 2015 revenues of $107.2 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $50.4 million, adjusted net income after non-controlling interest of $28.7 million, or $0.40 per diluted share, and reported net income after non-controlling interest of $24.4 million, or $0.34 per diluted share. The Company also reported a very strong second quarter global per screen average of $414,600.

“The second quarter of 2015 was one of the strongest in IMAX’s history, delivering our highest revenue ever, growing adjusted EPS by 60% compared to the same period last year, record box office and quarterly per screen averages that we have not seen since Avatar in 2010,” stated IMAX CEO Richard L. Gelfond. “We believe the strength of this quarter clearly demonstrates the impact that a strong slate of blockbuster films can have on IMAX and the operating leverage that results.”

Network Growth Update

The total IMAX® theatre network consisted of 976 systems as of June 30, 2015, of which 852 were in commercial multiplexes. There were 391 theatres in backlog as of June 30, 2015, compared to 419 in backlog as of June 30, 2014. In the second quarter of 2015, the Company signed contracts for 30 theatres, of which 28 were for new locations and 2 were for upgrades. In the quarter, the Company also installed 35 theatres, all of which were for new theatre locations. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

“Momentum also continued to build on the network side of our business with higher than expected installations and strong signings activity in the quarter,” continued Gelfond, who is in Vienna for the world premiere of Mission Impossible: Rogue Nation at the historic Vienna Opera House, which has been transformed into an IMAX theatre for this event. “Tonight’s M:I5 event is the continuation of the transformation of IMAX’s brand from the smaller successes onto center stage. More agreements to use IMAX cameras as well as IMAX premieres such as Furious 7 and Jurassic World are a powerful marketer for our brand and also signal the increasingly important role IMAX plays in the entertainment ecosystem.”

Second-Quarter Segment Results

•	Revenue from sales and sales-type leases was $18.7 million in the second quarter of 2015, compared to $14.5 million in the second quarter of 2014, primarily reflecting the installation of 15 full theatre systems (14 new, 1 used) under sales and sales-type lease arrangements in the most recent second quarter, compared to the 11 sales-type theatres the Company installed in the prior-year period. In addition, there were no upgrades in existing locations in the second quarter of 2015, compared to 4 xenon upgrades in the second quarter of 2014.

•	Revenue from joint revenue-sharing arrangements was $31.6 million in the quarter, compared to $19.4 million in the prior-year period. During the quarter, the Company installed 20 new theatres under joint revenue-sharing arrangements, compared to 19 in the same period in 2014. The Company had 477 theatres operating under joint revenue-sharing arrangements as of June 30, 2015, as compared to 408 joint-venture theatres one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $36.6 million in the second quarter of 2015, compared to $24.0 million in the second quarter of 2014. Gross box office from DMR titles was $343.0 million in the second quarter of 2014, compared to $216.0 million in the prior-year period. The average global DMR box office per screen in the second quarter of 2014 was $414,600 compared to $299,800 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its second quarter 2015 financial results. To access the call via telephone, interested parties in the US and Canada should dial (888) 438-5519 approximately 5 to 10 minutes before the call begins. International callers should dial (719) 325-2469. The conference ID for the call is 1711636. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 1711636.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of June 30, 2015, there were 976 IMAX theatres (852 commercial multiplexes, 20 commercial destinations and 104 institutions) in 65 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; risks related to the Company’s dependence on a sole supplier for its analog film; risks related to cybersecurity; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los
Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

June 30, 2015

	Three Months Ended June 30,
Theater Signings:	2015		2014
Full new sales and sales-type lease arrangements	19		17
New joint revenue sharing arrangements	9		3

Total new theaters	28		20

Upgrades of IMAX theater systems	2	(1)	4	(1)(2)

Total Theater Signings	30		24

	Three Months Ended June 30,
Theater Installations:	2015	2014
Full new sales and sales-type lease arrangements	15	11
New joint revenue sharing arrangements	20	19

Total new theaters	35	30
Upgrades of IMAX theater systems	—	4	(2)

Total Theater Installations	35	34

	As of June 30,
Theater Backlog:	2015		2014
New sales and sales-type lease arrangements	162		155
New joint revenue sharing arrangements	205		242

Total new theaters	367		397

Upgrades of IMAX theater systems	24		22

Total Theaters in Backlog	391	(3)	419	(3)

	As of June 30,
Theater Network:	2015	2014
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	375	327
Joint revenue sharing arrangements	477	408

Total Commercial Multiplex Theaters	852	735

Commercial Destination Theaters	20	19
Institutional Theaters	104	114

Total IMAX Theater Network	976	868

(1)	Includes two signings for the installation of laser-based digital systems in existing theater locations (2014 – 2 signings).
(2)	Includes one signing and two installations of upgrades to a xenon-based digital system under short-term operating lease arrangements.
(3)	Includes 73 laser theater system configurations (2014 – 66), including upgrades. The Company continues to develop and roll out its laser projection system.

Additional Information (continued)

2015 DMR Films:

In addition to the 23 IMAX DMR films released to the IMAX theater network during the first six months of 2015, 13 additional IMAX DMR films have been announced so far to be released in the remaining six months of 2015:

•	Monk Comes Down the Mountain: An IMAX 3D Experience (China Film Group, July 2015);

•	Monster Hunt: An IMAX 3D Experience (Edko Films, July 2015)

•	Ant-Man: An IMAX 3D Experience (Walt Disney Studios, July 2015);

•	Pixels: An IMAX 3D Experience (Sony Pictures Entertainment, July 2015);

•	Mission: Impossible – Rogue Nation: The IMAX Experience (Paramount Pictures, July 2015);

•	The Man from U.N.C.L.E: The IMAX Experience (Warner Bros. Pictures, August 2015);

•	Everest: An IMAX 3D Experience (Universal Studios, September 2015);

•	The Walk: The IMAX Experience (Sony Pictures Entertainment, October 2015);

•	Crimson Peak: The IMAX Experience (Universal Studios, October 2015);

•	Spectre : The IMAX Experience (Sony Pictures Entertainment, November 2015);

•	The Hunger Games: Mockingjay Part 2: An IMAX 3D Experience (Lionsgate, November 2015);

•	In the Heart of the Sea: The IMAX Experience (Warner Bros. Pictures, December 2015); and

•	Star Wars: The Force Awakens: An IMAX 3D Experience (Walt Disney Studios, December 2015).

To date, the Company has announced the following 14 titles to be released to the IMAX theater network in 2016:

•	The Finest Hours: The IMAX Experience (Walt Disney Studios, January 2016);

•	Warcraft: An IMAX 3D Experience (Universal Studios, March 2016);

•	Batman v Superman: Dawn of Justice: The IMAX Experience (Warner Bros. Pictures, March 2016);

•	The Jungle Book: The IMAX Experience (Walt Disney Studios, April 2016);

•	Captain America: Civil War: The IMAX Experience (Walt Disney Studios, May 2016);

•	Alice in Wonderland: Through the Looking Glass: The IMAX Experience (Walt Disney Studios, May 2016);

•	Finding Dory: The IMAX Experience (Walt Disney Studios, June 2016);

•	Tarzan: The IMAX Experience (Warner Bros. Pictures, July 2016);

•	Knights of the Roundtable: King Arthur: The IMAX Experience (Warner Bros. Pictures, July 2016);

•	Suicide Squad: The IMAX Experience (Warner Bros. Pictures, August 2016);

•	Geostorm: The IMAX Experience (Warner Bros. Pictures, October 2016);

•	Doctor Strange: An IMAX 3D Experience (Walt Disney Studios, November 2016);

•	Fantastic Beasts and Where to Find Them: The IMAX Experience (Warner Bros. Pictures, November 2016); and

•	Rogue One: An IMAX 3D Experience (Walt Disney Studios, December 2016).

The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that a similar number of IMAX DMR films will be released to the IMAX network in 2015 to the 40 films that were released to the IMAX network in 2014.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Equipment and product sales	$25,305	$19,502	$39,741	$25,856
Services	50,958	39,742	82,674	68,614
Rentals	28,527	17,841	42,341	28,632
Finance income	2,229	2,060	4,474	4,240
Other	141	—	141	—

	107,160	79,145	169,371	127,342

Costs and expenses applicable to revenues
Equipment and product sales	13,521	9,366	21,061	13,085
Services	19,495	17,180	34,302	31,530
Rentals	5,109	4,805	8,992	8,525

	38,125	31,351	64,355	53,140

Gross margin	69,035	47,794	105,016	74,202
Selling, general and administrative expenses (including share-based compensation expense of $5.1 million and $10.7 million for the three and six months ended June 30 2015, respectively (2014 - expense of $4.7 million and $7.9 million, respectively))	29,023	23,498	57,375	44,810
Research and development	2,347	3,309	6,889	6,908
Amortization of intangibles	443	416	873	818
Receivable provisions, net of recoveries	343	329	348	616
Impairment of investments	350	650	350	650

Income from operations	36,529	19,592	39,181	20,400
Interest income	259	24	505	40
Interest expense	(403)	(268)	(707)	(534)

Income from operations before income taxes	36,385	19,348	38,979	19,906
Provision for income taxes	(9,256)	(5,407)	(9,931)	(5,479)
Loss from equity-accounted investments, net of tax	(749)	(162)	(1,183)	(424)

Income from continuing operations	26,380	13,779	27,865	14,003
Net income from discontinued operations, net of tax	—	—	—	355

Net income	$26,380	$13,779	$27,865	$14,358
Less: Net income attributable to non-controlling interests	(2,030)	(472)	(3,124)	(472)

Net income attributable to Common Shareholders	$24,350	$13,307	$24,741	$13,886

Net income per share - basic:
Net income per share from continuing operations	$0.34	$0.19	$0.35	$0.20
Net income per share from discontinued operations	—	—	—	0.01

	$0.34	$0.19	$0.35	$0.21

Net income per share - diluted:
Net income per share from continuing operations	$0.34	$0.19	$0.34	$0.19
Net income per share from discontinued operations	—	—	—	0.01

	$0.34	$0.19	$0.34	$0.20

Weighted average number of shares outstanding (000’s):
Basic	69,843	68,228	69,526	68,068
Fully Diluted	71,688	69,452	71,349	69,448
Additional Disclosure:
Depreciation and amortization(1)	$11,091	$8,390	$20,724	$15,945

(1)	Includes $0.2 million and $0.4 million of amortization of deferred financing costs charged to interest expense for the three and six months ended June 30, 2015, respectively (2014 - $0.1 million and $0.3 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

	As at June 30, 2015	As at December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$146,383	$106,503
Accounts receivable, net of allowance for doubtful accounts of $1,222 (December 31, 2014 — $947)	91,464	76,051
Financing receivables	108,492	105,700
Inventories	34,186	17,063
Prepaid expenses	6,799	4,946
Film assets	14,842	15,163
Property, plant and equipment	207,099	183,424
Other assets	28,342	23,047
Deferred income taxes	21,673	23,058
Other intangible assets	28,811	27,551
Goodwill	39,027	39,027

Total assets	$727,118	$621,533

Liabilities
Bank indebtedness	$22,278	$4,710
Accounts payable	21,349	26,145
Accrued and other liabilities	66,614	75,425
Deferred revenue	98,062	88,566

Total liabilities	208,303	194,846

Commitments and contingencies

Non-controlling interests	85,532	43,912

Shareholders’ equity
Capital stock, common shares — no par value. Authorized — unlimited number.
70,182,090 — issued and 70,152,426 — outstanding (December 31, 2014 — 68,988,050)	378,247	344,862
Less: Treasury stock held in trust, 29,664 shares at cost	(1,214)	—
Other equity	42,666	47,319
Retained earnings (accumulated deficit)	17,998	(6,259)
Accumulated other comprehensive loss	(4,414)	(3,147)

Total shareholders’ equity	433,283	382,775

Total liabilities and shareholders’ equity	$727,118	$621,533

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash provided by (used in):
Operating Activities
Net income	$27,865	$14,358
Net income from discontinued operations	—	(355)
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	20,724	15,945
Write-downs, net of recoveries	1,457	1,579
Change in deferred income taxes	2,232	2,789
Stock and other non-cash compensation	10,861	8,090
Unrealized foreign currency exchange loss	851	64
Loss from equity-accounted investments	1,923	574
Gain on non-cash contribution to equity-accounted investees	(740)	—
Investment in film assets	(7,404)	(5,147)
Changes in other non-cash operating assets and liabilities	(39,271)	(3,219)
Net cash provided by operating activities from discontinued operations	—	572

Net cash provided by operating activities	18,498	35,250

Investing Activities
Purchase of property, plant and equipment	(34,920)	(16,581)
Investment in joint revenue sharing equipment	(11,613)	(10,801)
Acquisition of other intangible assets	(2,972)	(970)

Net cash used in investing activities	(49,505)	(28,352)

Financing Activities
Issuance of subsidiary shares to a non-controlling interest	40,000	40,491
Share issuance costs from the issuance of subsidiary shares to a non-controlling interest	(2,000)	(3,556)
Common shares issued - stock options exercised	22,850	2,657
Increase in bank indebtedness	17,568	—
Credit facility amendment fees paid	(1,161)	—
Treasury stock purchased for future settlement of restricted share units	(1,214)	—
Settlement of restricted share units	(4,988)	(790)

Net cash provided by financing activities	71,055	38,802

Effects of exchange rate changes on cash	(168)	(159)

Increase in cash and cash equivalents during the period	39,880	45,541

Cash and cash equivalents, beginning of period	106,503	29,546

Cash and cash equivalents, end of period	$146,383	$75,087

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment includes the design, manufacture, sale or lease of IMAX theater projection system equipment. The theater system maintenance segment includes the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment includes the provision of IMAX theater projection system equipment to an exhibitor in exchange for a share of the box-office and concession revenues. The film production and IMAX DMR segment includes the production of films and the performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$18,674	$14,478	$27,289	$18,985
Ongoing rent, fees, and finance income	3,691	3,518	7,190	6,771
Other	4,674	3,730	8,099	5,242

	27,039	21,726	42,578	30,998

Theater system maintenance	9,158	8,673	18,008	16,868

Joint revenue sharing arrangements	31,594	19,363	47,462	30,219

Film
Production and IMAX DMR	36,603	24,050	54,279	39,235
Film distribution and post-production	2,766	5,333	7,044	10,022

	39,369	29,383	61,323	49,257

Total	$107,160	$79,145	$169,371	$127,342

Gross margin
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$10,038	$8,255	$14,945	$9,914
Ongoing rent, fees, and finance income	3,499	3,334	6,777	6,448
Other	(114)	454	(154)	16

	13,423	12,043	21,568	16,378

Theater system maintenance	3,089	2,781	6,370	5,782

Joint revenue sharing arrangements(1)	24,069	13,378	34,686	20,661

Film
Production and IMAX DMR(1)	28,488	18,634	41,713	29,708
Film distribution and post-production	(34)	958	679	1,673

	28,454	19,592	42,392	31,381

Total	$69,035	$47,794	$105,016	$74,202

(1)

IMAX systems include marketing and commission costs of $0.6 million and $0.9 million for the three and six months ended June 30, 2015, respectively (2014 — $0.7 million and $0.9 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.3 million and $1.4 million for the three and six months ended June 30, 2015, respectively (2014 — $1.0 million and $1.2 million, respectively). Production and DMR segment margins include marketing costs of $3.6 million and $4.9 million for the three and six months ended June 30, 2015, respectively (2014 — $2.0 million and $3.2 million, respectively). Distribution segment margins include marketing costs of less than $0.1 million and cost recovery of $0.1 million for the three and six months ended June 30, 2015, respectively (2014 — $0.2 million and $0.4 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Credit Facility provides that the Company will be required at all times to satisfy a Minimum Liquidity Test (as defined in the Credit Agreement) of at least $50 million. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $90.0 million until December 30, 2015, which requirement increases to $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.5:1.0 until December 30, 2015, which requirement decreases to (i) 2.25:1.0 on December 31, 2015; (ii) 2.0:1.0 on December 31, 2016; and (iii) 1.75:1.0 on December 31, 2017. The ratio of total debt to EBITDA was 0.17:1 as at June 30, 2015, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $22.3 million. EBITDA is calculated as follows:

	For the 3 months ended June 30, 2015	For the 12 months ended June 30, 2015(1)
(In thousands of U.S Dollars)
Net income	$26,380	$55,676
Add (subtract):
Loss from equity accounted investments	749	1,830
Provision for income taxes	9,256	18,918
Interest expense, net of interest income	144	227
Depreciation and amortization, including film asset amortization	10,861	37,876
Write-downs net of recoveries including asset impairments and receivable provisions	1,329	5,172
Stock and other non-cash compensation	5,195	18,238
EBITDA attributable to non-controlling interests(2)	(3,538)	(8,519)

	$50,376	$129,418

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purposes of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended June 30, 2015 vs. 2014:

The Company reported net income of $26.4 million or $0.37 per basic share and $0.36 per diluted share for the second quarter of 2015, as compared to $13.8 million or $0.20 per basic and diluted share for the second quarter of 2014. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $30.7 million or $0.42 per diluted share for the second quarter of 2015 as compared to adjusted net income of $17.7 million or $0.26 per diluted share for the second quarter of 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $28.7 million or $0.40 per diluted share for the second quarter of 2015 as compared to adjusted net income attributable to common shareholders of $17.2 million or $0.25 per diluted share for the second quarter of 2014. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measures, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$26,380	$0.36	(1)	$13,779	$0.20	(1)
Adjustments:
Stock-based compensation	5,103	0.07		4,715	0.07
Tax impact on items listed above	(740)	(0.01)		(828)	(0.01)

Adjusted net income	30,743	0.42	(1)	17,666	0.26	(1)
Net income attributable to non-controlling interests	(2,030)	(0.02)		(472)	(0.01)

Adjusted net income attributable to common shareholders	$28,713	$0.40	(1)	$17,194	$0.25	(1)

Weighted average diluted shares outstanding		71,688			69,452

(1)	Includes impact of $0.3 million (2014 — $0.1 million) of accretion charges associated with redeemable Class C shares of IMAX China.

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Six Months Ended June 30, 2015 vs. 2014:

The Company reported net income of $27.9 million or $0.39 per basic share and $0.38 per diluted share for the six months ended June 30, 2015, as compared to $14.4 million or $0.21 per basic and diluted share for the six months ended June 30, 2014. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $36.8 million or $0.51 per diluted share for the six months ended June 30, 2015 as compared to adjusted net income of $20.9 million or $0.30 per diluted share for the six months ended June 30, 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding stock-based compensation expense and the related tax impact, was $33.7 million, or $0.47 per diluted share, in the six months ended June 30, 2015, as compared to adjusted net income attributable to common shareholders of $20.4 million, or $0.29 per diluted share, for the six months ended June 30, 2014. A reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$27,865	$0.38	(1)	$14,358	$0.21	(1)
Adjustments:
Stock-based compensation	10,678	0.15		7,903	0.11
Tax impact on items listed above	(1,702)	(0.02)		(1,343)	(0.02)

Adjusted net income	36,841	0.51	(1)	20,918	0.30	(1)
Net income attributable to non-controlling interests	(3,124)	(0.04)		(472)	(0.01)

Adjusted net income attributable to common shareholders	$33,717	$0.47	(1)	$20,446	$0.29	(1)

Weighted average diluted shares outstanding		71,349			69,448

(1)	Includes impact of $0.5 million (2014 — $0.1 million) of accretion charges associated with redeemable Class C shares of IMAX China.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the 6 months ended June 30, 2015
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$18,498
Net cash used in investing activities	(49,505)

Free cash flow	$(31,007)